Exhibit 10.28

The undersigned executive and BioProtection Systems Corporation (the “Company”) hereby acknowledge and agree that the description below is true and correct in all respects.

In 2006, Dr. Charles Link borrowed $75,000.00 from the Company, at an interest rate of 5.01% per annum. On March 3, 2010 and May 11, 2010, the Company forgave a total of $30,000.00 of the principal amount of the loan plus $13,517.00 of interest accrued on the loan.  On March 3, 2010, the Company paid Dr. Link a cash bonus of $15,000.00 to cover the resulting tax liability. On October 31, 2010, the Company paid Dr. Link a bonus of $50,000.00 gross, of which $33,775.00 was net and was applied to the principal due on the loan and $0 was applied to the interest.  On November 17, 2010, Dr. Link repaid the remainder of the loan with a $12,466.52 payment, of which $11,225.00 was applied to the principal and $1,241.52 was applied to the interest.

EXECUTIVE		BIOPROTECTION SYSTEMS CORPORATION

/s/ Charles Link		/s/ Gordon Link
Charles Link		Print Name:
Title:
Date:	11/24/10	Date: